Exhibit 99.1

Willow Creek Completes Acquisition of Gold Property in Prestigious Walker Lane, Nevada

LAS VEGAS, NV, Nov 18, 2010 (MARKETWIRE via COMTEX) -- Willow Creek Enterprises Inc. (WLOC 1.41, +0.04, +2.92%) ("The Company", "Willow Creek") is pleased to announce that it has signed a formal agreement to acquire the Hercules ("Hercules") property from Minquest Inc., which is located in the prestigious Walker Lane Mineral Belt in Nevada, USA.

Willow Creek will earn a 100% interest in the Hercules project, which is comprised of 57 mining claims situated in Lyon County Nevada, after spending a minimum of $3,500,000 over the term of the agreement. The Hercules ("Hercules") project is located in southern Lyon County, Nevada, approximately 25 miles southwest of Reno, 11 kilometers outside of Dayton, 10 miles from the Comstock Lode Deposit and 15 miles from the Talapoosa Mine.

"The Hercules property is strategically located in one of the premier mining regions in Nevada and we are committed to exploring the potential of this tremendous property. The company believes the Hercules property contains one of the most significant untested Comstock-type vein systems in the Western United States. The Hercules property offers a great opportunity to our shareholders as we move forward," stated Terry Fields, President Willow Creek.

The historic Walker Lane Mineral Belt, western Nevada, is a highly mineralized trend that contains several world-class epithermal precious metals deposits, such as: the Comstock Lode (estimated production of 8.6 million ounces of gold and 192 million ounces of silver), Round Mountain (Barrick /Kinross) (over 10 million ounces of gold produced since 1906), Rawhide, Aurora, Goldfield mines, as well as porphyry copper deposits: Yerington (1.75 billion pounds of copper produced from 1953-1978 by Anaconda Copper Company).

The Hercules property gives Willow Creek (WLOC 1.41, +0.04, +2.92%) access to one of the most prolific mining areas in the world. According to a report made by Global Geological Consultants (GGC)* in 2003, The Hercules prospect has direct analogies to the historic Comstock Lode deposit, which is located less than 10 miles to the north. While the Comstock Lode produced approximately $670,000,000 worth of gold and silver from 1860 to 1880, the Hercules Mine, located on the "Hercules" property, is estimated to have produced 5,000 oz of gold and 20,000 oz of silver during early, turn-of-the-century mining efforts. In more recent years, modern exploration has been conducted on the property by companies such as Pioneer Mining Corporation, Phelps Dodge Corporation, and Horizon Gold. The GGC* report further states that the potential for the discovery of thicker, mineralized veins within the Hercules is very good, and that recommended drill tests could identify a deep-seated mineralized deposit for which the Walker Belt is known. Further support for exploration of the Hercules was given by Joseph Tingley** in an annual compilation of major precious metal deposits in Nevada, where he noted a resource for the Hercules deposit of approximately 260,000 oz of gold and 1,950,000 oz of silver.

Management believes that in addition to its proximity to other major discoveries, the Hercules' physical location makes it an ideal property for exploration and development. Existing infrastructure, including manpower and accessibility for the Hercules property, is supported by the nearby city centers of Reno and Carson City. State highways and paved roads provide easy access, while moderate temperatures allow for year-round physical work on the property. As we approach the colder months, this physical attribute will allow us to continue our work as many others are forced to shut down their operations until the spring.

Political support for the mining industry enjoyed by the state of Nevada was another determining factor for management when selecting the Hercules property. Favorable laws, positive safety regulations, and the lack of political unrest seen in many other parts of the world are among the main reasons that Nevada's gold production accounted for more than 79% of total U.S. production and 7.2% of the world's gold production in 2009 (Economic Overview of Nevada's Mineral Industry report; Nevada Mining Association). Nevada State Geologist and Director of the Nevada Bureau of Mines and Geology Jonathan Price recently stated that Nevada is still in its biggest mining boom, one that produced more than 200 million ounces of gold in Nevada from 1981 to last year. With the addition of the Hercules prospect to our portfolio of properties, Willow Creek (WLOC 1.41, +0.04, +2.92%) hopes to contribute to Nevada's production numbers in the years to come.

* Summary Report and Exploration Proposal on the Hercules Gold Prospect. Lyon Nevada, published January 24, 2003 by Geoffrey Goodall, P. Geo

** Nevada Bureau of Mines and Geology -- Special Publication MI-2005

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE.EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH NATURAL RESOURCE EXPLORATION AND DEVELOPMENT AND NEEDS FOR FUNDING AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND ON FORM 10-Q AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS EXPLORATION AND DEVELOPMENT ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S DEVELOPMENT EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. FINRA, THE SEC AND THE OTCBB NEITHER APPROVES NOR DISAPPROVES THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

Please visit the Willow Creek website www.willowcreekenterprisesinc.com for any further information.

Terry Fields

President

Corporate contact: 1-310-982-7769